Exhibit 5.1






                              December 11, 1997


Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
World Financial Center
North Tower - 10th Floor
New York, New York  10281


     Re:  Merrill Lynch Mortgage Investors, Inc.
          Registration Statement on Form S-3 (File No. 333-39127)
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for you in connection with the Registration Statement on Form S-3 (File No. 333-39127) (the "Registration Statement"),
                                    -----
filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $1,000,000 aggregate principal amount of Asset Backed Securities (the "Securities"). Each series of such Securities will be issued pursuant to (i) a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc. (the "Registrant"), a trustee to be identified in the prospectus supplement for such series of Securities and a master servicer to be identified in the prospectus supplement for such series of Securities (the "Master Servicer"), (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement.

     We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

     Based on the foregoing, we are of the opinion that:

     (i) When each Pooling and Servicing Agreement and/or Indenture in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

    (ii) When the issuance, execution and delivery of the Securities issued pursuant to a Pooling and Servicing Agreement or an Indenture in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Securities have been duly executed and delivered and sold and paid for as described in the Registration Statement, such Securities will be legally and validly issued and the holders of such Securities will be entitled to the benefits provided by the Pooling and Servicing Agreement or the Indenture, as applicable, pursuant to which such Securities were issued.

     In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Indenture and the related Securities, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Securities will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,


                              Brown & Wood LLP